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                                   EXHIBIT 23

                        CONSENT OF DELOITTE & TOUCHE LLP

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 33-32357, 33-51210, 33-68520, 333-00052 and 333-09595 on Form S-8 of our report dated April 15, 2005 relating to the financial statements and financial statement schedules of Goody's Family Clothing, Inc. (which report expresses an unqualified opinion and includes an explanatory paragraph regarding the effects of restatement described in Note 2 to the financial statements), and of our report dated April 15, 2005 relating to Management's Report on Internal Control over Financial Reporting, appearing in this Annual Report on Form 10-K of Goody's Family Clothing, Inc. for the year ended January 29, 2005.



DELOITTE & TOUCHE LLP

Atlanta, Georgia
April 15, 2005


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